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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Las Vegas Reservation Systems, Inc.,
  Travelscape.com, Inc. and
  Professional Travel Services, Inc.:



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



Las Vegas, Nevada
April 26, 1999